FORMCAP CORP.

FORM 8-K

(Current report filing)

Filed 01/09/2012

Address

50 WEST LIBERTY STREET SUITE 880

RENO, NV 89501

Telephone

888-777-8777

CIK

0001102709

Symbol

FRMC

SIC Code

7372 – Prepackaged Software

Fiscal Year

12/31

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report ( Date of Earliest Event Reported ) : January 9, 2012

FORMCAP CORP.

( Exact name of registrant as specified in its charter )

Nevada

( State or Other Jurisdiction of Incorporation )

0 - 28847

( Commission File Number )

1006772219

( I. R. S. Employer Identification No. )

50 West Liberty Street, Suite 880, Reno, NV 89501

( Address of principal executive offices, including zip code. )

888-777-8777

( Registrant's Telephone Number, Including Area Code )

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17CRF 240.14d-2(b) )

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17CRF 240.13e-4(c) )

Section 1.

Registrant’s Business and Operations.

Item 5.02 Election of Director

On January 5, 2012 the Registrant appointed Mr. Jim Kootnekoff as a director of the company.

Mr. Kootnekoff is the Founder and President and CEO of SecuSolutions LTD. SecuSolutions Ltd is an IT Security Consultancy and Product Development Company based in Calgary Canada with a sub office located in Tokyo Japan. Mr. Kootnekoff has worked in the IT security industry for the past 13 years with a total of 7 years based in Tokyo. He has worked both as an independent contractor in North America, and as the founder and CEO of a top tier security consulting firm based in Tokyo Japan.

While in Japan, and as CEO, Mr. Kootnekoff led the business development and marketing of several ground breaking products and services in the Japanese security industry. Mr. Kootnekoff also provided high level security consulting, products and security education to some of the largest corporations in Japan including the local and federal government.

Over the past 13 years Mr. Kootnekoff, has given countless speeches on the topic of security throughout Japan, China and abroad at both private and public venues. He has spoken on various topics of security such as Cyber Terrorism, Cyber Crime, Risk Management, Spyware, Malware and Phishing.

He has worked closely with Symantec Japan, IBM Japan and other Japanese based security companies to help spread awareness of security issues and challenges facing private and public companies in Japan and around the world.

Mr. Kootnekoff brings a network of security experts consisting of some of the most elite individuals in the industry to his company SecuSolutions Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

FormCap Corp.

By :

/s/

-------------- Graham Douglas

President, Secretary, Treasurer and Director

January 9, 2012